Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the three months ended March 31, 2012 are based on the historical consolidated financial statements of On Assignment, Inc. (“On Assignment”) and Apex Systems, Inc. (“Apex Systems”). On Assignment’s fiscal year ends on December 31. Apex Systems uses a 52/53-week fiscal year ending on the Saturday closest to December 31. These unaudited pro forma condensed combined financial statements reflect the merger and related events using the acquisition method of accounting and apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2012 reflects the merger and related events as if they had been consummated on March 31, 2012. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the three months ended March 31, 2012 reflect the merger and related events as if they had been consummated on January 1, 2011.

The pro forma adjustments are based upon available information and assumptions that the managements of On Assignment and Apex Systems believe reasonably reflect the merger. We present the unaudited pro forma condensed combined financial statements for informational purposes only. The pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of On Assignment. You should read this information together with the following:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●
the separate historical audited financial statements of On Assignment as of and for the year ended December 31, 2011 included in On Assignment’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

●
the separate historical unaudited financial statements of On Assignment as of and for the three months ended March 31, 2012 included in On Assignment’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

●	the separate historical audited financial statements of Apex Systems as of and for the fiscal year ended December 31, 2011, which are included as exhibit 99.1 to this Current Report on Form 8K/A; and

●
the separate historical unaudited condensed financial statements of Apex Systems as of and for the three months ended March 31, 2012, which are included as exhibit 99.2 to this Current Report on Form 8K/A.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, with On Assignment as the acquirer. Accordingly, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma condensed combined financial statements, is allocated to the net tangible and identifiable intangible assets of Apex Systems acquired in connection with the merger, based on their respective estimated fair values. Should there be an increase in the fair value of the Apex Systems tangible and/or identifiable intangible assets as of the closing date of the merger, the amount of the purchase price allocated to these assets will increase accordingly, resulting in a decrease in the amount of goodwill recorded and an increase in depreciation expense and/or amortization expense.

The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. The final purchase price allocation, which will be determined subsequent to the closing of the merger, and its effect on results of operations may differ significantly from the pro forma amounts included in the unaudited pro forma condensed combined financial statements. The amounts allocated to identifiable intangible assets and goodwill represent the managements’ best estimate as of the date of this Current Report. In order to provide a definitive accounting of the purchase price allocation as of the date of the closing of the merger, On Assignment has retained valuation specialists to help establish the fair value of the net tangible and identifiable intangible assets of Apex Systems as of the closing date. These valuations will primarily include valuations of the fair value of identifiable intangible assets such as tradename, customer relationships, non-compete agreements and contractor relations. In addition, On Assignment will review and adjust the effective tax rate as required, and adjust estimated transaction costs to actual. ASC 805 allows the acquiring company one year to complete the final analysis and accounting for the purchase price allocation related to a business combination.

In connection with the plan to integrate the operations of On Assignment and Apex Systems, we anticipate that non-recurring charges, such as costs associated with the implementation of compliance with Sarbanes-Oxley for Apex Systems will be incurred. We are not able to determine the timing, nature and amount of these charges as of the date of this Current Report. However, these charges could affect the combined results of operations of On Assignment and Apex Systems in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any integration activities resulting from the transaction, as they are non-recurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the transaction, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of March 31, 2012
(in thousands)

	On Assignment, Inc.	Apex Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$17,685	$2,770	$1,636	(a)	$22,091
Accounts receivable – net	102,026	133,969	-		235,995
Prepaid expenses and other current assets	6,706	3,069	2,319	(b)	12,094
Prepaid income taxes	1,418	-	-		1,418
Deferred income taxes	10,470	-	-		10,470
Total current assets	138,305	139,808	3,955		282,068

Property, plant and equipment, net	19,060	900	-		19,960
Goodwill	230,895	-	246,873	(c)	477,768
Identifiable intangible assets, net	29,731	-	284,339	(d)	314,070
Other assets	1,998	1,110	13,871	(b)	16,979

Total Assets	$419,989	$141,818	$549,038		$1,110,845

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,781	$10,379	$-		$16,160
Current portion of long-term debt	5,000	15,947	(7,297)	(e)	13,650
Accrued payroll and contract professional pay	27,349	16,851	-		44,200
Deferred compensation	1,265	-	-		1,265
Workers’ compensation and medical malpractice loss reserves	10,151	-	-		10,151
Income taxes payable	1,354				1,354
Current portion of accrued earn-outs	3,384	-	-		3,384
Other	8,257	8,165	(219)	(f)	16,203
Total current liabilities	62,541	51,342	(7,516)		106,367

Deferred tax liabilities	15,863	-	-		15,863
Long-term debt, less current portion	75,500	78,147	322,703	(e)	476,350
Accrued earn-outs	6,707	-	-		6,707
Other	3,362	19,266	-		22,628
Total liabilities	163,973	148,755	315,187		627,915

Stockholders' equity:
Preferred stock	-	-	-		-
Common stock	376	19,469	(19,326)	(g)	519
Paid-in capital	232,164	-	232,020	(g)	464,184
Retained earnings (deficit)	24,417	(26,406)	21,157	(h)	19,168
Accumulated other comprehensive loss	(941)	-	-		(941)
Total stockholders' equity	256,016	(6,937)	233,851		482,930

Total liabilities and stockholders' equity	$419,989	$141,818	$549,038		$1,110,845

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2011
(in thousands, except share and per share data)

	On Assignment	Apex Systems	Pro Forma Adjustments		Pro Forma Combined

Revenues	$597,281	$705,228	$-		$1,302,509
Cost of services	397,176	511,825	-		909,001
Gross profit	200,105	193,403	-		393,508
Selling, general and administrative expenses	155,706	146,190	15,476	(i)	317,372
Operating income	44,399	47,213	(15,476)		76,136
Interest income	39	-	-		39
Interest expense	(2,975)	(2,904)	(18,855)	(j)	(24,734)
Other expense	-	(156)	-		(156)
Income before income taxes	41,463	44,153	(34,331)		51,285
Provision for income taxes	17,166	-	3,929	(k)	21,095
Net income	$24,297	$44,153	$(38,260)		$30,190

Earnings per share:
Basic	$0.66				$0.59
Diluted	$0.64				$0.58

Number of shares and share equivalents used to calculate earnings per share:
Basic	36,876		14,305	(l)	51,181
Diluted	37,758		14,305	(l)	52,063

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2012
(in thousands, except share and per share data)

	On Assignment, Inc.	Apex Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$167,078	$186,939	$-		$354,017
Cost of services	112,030	137,619	-		249,649
Gross profit	55,048	49,320	-		104,368
Selling, general and administrative expenses	45,101	36,965	3,868	(m)	85,934
Operating income	9,947	12,355	(3,868)		18,434
Interest income	1	-	-		1
Interest expense	(702)	(667)	(4,934)	(n)	(6,303)
Other expense	-	(5)	-		(5)
Income before income taxes	9,246	11,683	(8,802)		12,127
Provision for income taxes	3,863	-	1,152	(k)	5,015
Net income	$5,383	$11,683	$(9,954)		$7,112

Earnings per share:
Basic	$0.14				$0.14
Diluted	$0.14				$0.14

Number of shares and share equivalents used to calculate earnings per share:
Basic	37,269		14,305	(l)	51,574
Diluted	38,154		14,305	(l)	52,459

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of On Assignment, Inc. (“On Assignment”) and Apex Systems, Inc. (“Apex Systems”) on a combined basis based on the unaudited historical financial information of each company and after giving effect to the acquisition of Apex Systems by On Assignment. The acquisition is accounted for using the acquisition method of accounting.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 combines the historical results for On Assignment for the year ended December 31, 2011 and the historical results for Apex Systems for the year ended December 31, 2011, as if the acquisition had occurred on January 1, 2011. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2012 combines the historical results for On Assignment for the three months ended March 31, 2012 and the historical results for Apex Systems for the three months ended March 31, 2012, as if the acquisition had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of March 31, 2012 combines the financial position of On Assignment as of March 31, 2012 and the financial position of Apex Systems as of March 31, 2012, as if the acquisition had occurred on March 31, 2012.

2. Purchase Price

The purchase price of Apex Systems is summarized as follows:

Total Purchase Price
Common Stock, 14,305 shares	$232,163
Cash	383,000
Total estimated purchase price of acquisition	$615,163

3. Pro Forma Adjustments

Pro forma adjustments to condensed combined balance sheet:

(a) To reflect the following cash transactions:
Proceeds:
Borrowings under new credit agreement	$490,000

Uses:
Consideration to Apex Systems, including the settlement of then-existing Apex Systems' debt and the settlement of then-existing Apex Systems' options and SARs, plus return of cash as of March 31, 2012	(385,770)
Repayment of On Assignment debt outstanding as of March 31, 2012	(80,500)
Financing costs	(17,177)
Transaction fees	(4,917)
Net pro forma cash adjustment	$1,636

On Assignment borrowed $490,000 under a new credit agreement, which will bear interest at variable rates, at the Company’s option, either the Eurodollar rate or the base rate, as defined, plus in each case, an applicable margin.

(b) To reflect the following current asset and other asset transactions:
Apex shareholder receivable payment	$(436)
Capitalized loan costs of new credit agreement	2,755
Net pro forma current assets adjustment	$2,319

Write-off of Apex Systems' unamortized loan costs - long-term	$(551)
Capitalized loan costs of new credit agreement	14,422
Net pro forma other assets adjustment	$13,871

(c) To reflect estimated goodwill of $246,873, resulting from the excess of the purchase price over the fair value of net tangible assets and identifiable intangible assets acquired.

(d) To reflect the estimated amount of identifiable intangible assets based on a preliminary valuation:

Customer relationships	$132,245	11 Years
Tradenames	134,616	Indefinite
Non-compete agreements	2,047	7 Years
Contractor relations	15,431	5 Years
	$284,339

(e) To reflect the following debt-related transactions:
Borrowings under a new credit agreement - current	$13,650
Repayment of On Assignment's then-existing debt - current	(5,000)
Repayment of Apex Systems' then-existing debt - current	(15,947)
Net pro forma current portion of debt adjustment	$(7,297)

Borrowings under a new credit agreement - long-term	$476,350
Repayment of On Assignment's then-existing debt - long-term	(75,500)
Repayment of Apex Systems' then-existing debt - long-term	(78,147)
Net pro forma long-term debt adjustment	$322,703

On Assignment paid off Apex Systems’ debt with proceeds from the new credit agreement. Such payment reduced the cash paid to shareholders of Apex Systems.

(f) To reflect the elimination of On Assignment’s and Apex Systems’ historical accrued interest related to the then-existing debt that was paid-off at the time of the acquisition of $11 and $208, respectively.

(g) To reflect the following common stock and additional paid-in capital transactions:
Elimination of then-existing Apex Systems' common stock	$(19,469)
Par Value for issuance of 14,305 On Assignment shares related to merger	143
Net pro forma common stock adjustment	$(19,326)

Additional paid-in capital adjustment for excess fair value over par value for issuance of 14,305 On Assignment shares	$232,020

(h) To reflect the following retained earnings transactions:
Elimination of then-existing Apex Systems' accumulated deficit	$26,406
Write-off of deferred financing costs for Apex Systems' then-existing debt	(551)
Elimination of accrued interest for On Assignment and Apex Systems' then-existing debt	219
Impact of non-recurring transaction costs	(4,917)
Net pro forma retained earnings adjustment	$21,157

Pro forma adjustments to condensed combined statement of operations:

(i) To reflect the following SG&A activity:
Amortization expense related to acquired identifiable intangible assets, using straight-line method of amortization	$15,401
Administrative bank fees related to the new credit agreement	125
Elimination of administrative bank fees related to the then-existing debt facilities	(50)
Net pro forma SG&A adjustment	$15,476

(j) To reflect the following interest activity:
Incremental interest expense related to the new credit agreement	$22,355
Deferred financing cost amortization	2,833
Elimination of On Assignment's historical interest expense	(2,949)
Elimination of Apex Systems’ historical interest expense	(3,384)
Net pro forma interest adjustment	$18,855

A 1/8% change in the floating rate would result in a $594 change in interest expense annually.

(k) Pro forma income tax expense for the year ended December 31, 2011 and the three months ended March 31, 2012 reflects a 40% statutory rate applicable to pro forma adjustments, as well as increasing Apex Systems’ income tax provision from an S-Corporation tax rate to a C-Corporation tax rate, and does not reflect impact of Section 338(h)(10) election.

(l) To reflect the issuance of 14,305 shares of common stock on the date of acquisition as a part of the consideration for the acquisition. The share price used to determine the number of shares was based on the minimum under the fixed price collar, as the closing price of the stock on May 15, 2012 of $16.23 results in a lesser amount. There was fixed price collar of plus or minus 10% on the number of shares to be issued to Apex Systems’ shareholders for a maximum of 17,486 and a minimum of 14,305 new On Assignment shares.

(m) To reflect the following SG&A activity:
Amortization expense related to acquired identifiable intangible assets, using straight-line method of amortization	$3,850
Administrative bank fees related to the new credit agreement	31
Elimination of administrative bank fees related to the then-existing debt facilities	(13)
Net pro forma SG&A adjustment	$3,868

(n) To reflect the following interest activity:
Incremental interest expense related to the new credit agreement	$5,582
Deferred financing cost amortization	790
Elimination of On Assignment's historical interest expense	(699)
Elimination of Apex Systems’ historical interest expense	(739)
Net pro forma interest adjustment	$4,934